Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

API Technologies Appoints Bel Lazar as President and Chief Operating Officer: Over 25 years of

Aerospace & Defense and Senior Management Experience

ORLANDO, FL – (PRNewswire) – February 28, 2011 - API Technologies Corp. (OTCBB:ATNY) (“API” or the “Company”), a provider of highly engineered systems, sub-systems and secure communications to the global defense and aerospace industries, announced today the appointment of Bel Lazar as President and Chief Operating Officer. Mr. Lazar will be responsible for the Company’s global operations.

Mr. Lazar brings over 25 years of extensive experience in the defense, semiconductor and technology fields, having served most recently as Senior Vice President of Operations at Microsemi Corporation (NASDAQ: MSCC) and a member of their executive team. At Microsemi, Mr. Lazar was responsible for several divisions serving the Aerospace & Defense markets with diverse product offerings, including space level DC-DC converters, power supplies, and other power management solutions; and RF and microelectronics components, subsystems, and systems. In addition, Bel was responsible for global Information Technology and for the acquisition and integration of several private and public companies, significantly improving their operating margins and overall profitability.

Prior to Microsemi, Mr. Lazar spent over 22 years at International Rectifier (NYSE: IRF), in expanding leadership and general management roles culminating as the Vice President of Aerospace & Defense business unit with full P&L responsibility for several of their divisions worldwide.

API’s Chairman and CEO, Brian Kahn, commented “We are delighted to have attracted a high-caliber leader such as Bel, who possesses extensive expertise in the defense electronics and high reliability aerospace industries. Bel has a proven track record in our key business disciplines, as well as tremendous creativity and vision. Bel’s appointment, coupled with our recent merger with SenDEC, significantly strengthens API’s ability to create value for our customers, employees, and all stakeholders. On behalf of the board of directors and all of our global team, I’m proud to welcome Bel to the API family.”

Commenting on his appointment, Mr. Lazar said, “I am very excited to join the talented API team as the company continues its pursuit of profitable growth. API has exceptional technical and manufacturing expertise along with a depth of products that provides compelling solutions to the global defense industry and select commercial industries.”

Mr. Lazar holds a Bachelor of Science degree in Engineering from California State University, Northridge, a Master of Science Degree in Computer Engineering from the University of Southern California, and a Juris Doctor degree from Southwestern University School of Law.

About API Technologies Corp.

The Company, through its subsidiaries, provides engineered systems, sub-systems and secure communications to the global defense and aerospace industry. API Technologies’ customers include the governments of the U.S., Canada, the United Kingdom, NATO and the European Union, as well as many leading Fortune 500 companies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. API Technologies trades on the OTC Bulletin Board under the symbol ATNY. For further information, please visit the company website at www.apitech.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements, including statements regarding API’s future growth and profitability and the future contributions of its management team. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits, our ability to protect our intellectual property, our ability to integrate and consolidate our operations (including with respect to SenDEC), our ability to expand our operations in both new and existing markets, the effect of growth on our infrastructure and the effect of competition in the secure communications and electronic components industries. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

For further information, please contact:

Jonathan Pollack

API Technologies Corp.

877-API-0-API

investors@apitech.com